Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail M. Peck
Vice President, Finance and Treasurer
February 19, 2015

Thank you, Jennifer. Good morning everyone. Welcome to the Trinity Industries’ fourth quarter 2014 results conference call. I'm Gail Peck, Vice President, Finance and Treasurer of Trinity. Thank you for joining us today.

This morning we are going to have two parts to our conference call remarks, which will extend the time we allocate to prepared remarks. First, we will begin with an update on the legal aspects of the ET Plus® System. We will then follow with our normal quarterly earnings conference call format.

Today’s speakers are:
•Tim Wallace our Chairman, Chief Executive Officer and President;
•Theis Rice, Senior Vice President and Chief Legal Officer;
•Bill McWhirter, Senior Vice President and Group President of the Construction Products, Energy Equipment, and Inland Barge Groups;
•Steve Menzies, Senior Vice President and Group President of the Rail and Railcar Leasing Groups; and
•James Perry, our Senior Vice President and Chief Financial Officer

Following their comments, we will then move to the Q&A session. Mary Henderson, our Vice President and Chief Accounting Officer, is also in the room with us today. I will now turn the call over to Tim Wallace.

Tim
Theis
Tim
Bill
Steve
James

Q&A Session

That concludes today's conference call. A replay of this call will be available after one o'clock eastern standard time today through midnight on February 26, 2015. The access number is (402) 220-0116. Also the replay will be available on the website located at www.trin.net. We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.